As filed with the Securities and Exchange Commission on May 16, 2003
                                            Registration No. 333-105178
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           NEWELL RUBBERMAID INC.
           (Exact name of registrant as specified in its charter)

        DELAWARE                                        36-3514169
    (State or other                                 (I.R.S. employer
    jurisdiction of                                 identification
    incorporation or                                no.)
    organization)

                       DEERFIELD CORPORATE CENTRE ONE
                        13010 MORRIS ROAD, SUITE 100
                         ALPHARETTA, GEORGIA   30004
        (Address of principal executive offices, including zip code)

                 NEWELL RUBBERMAID INC. 401(k) SAVINGS PLAN
            (f/k/a NEWELL LONG-TERM SAVINGS AND INVESTMENT PLAN)
                          (Full title of the plan)

                             DALE L. MATSCHULLAT
                       VICE PRESIDENT-GENERAL COUNSEL
                        6833 STALTER DRIVE, SUITE 101
                          ROCKFORD, ILLINOIS 61108
                   (Name and address of agent for service)

                               (815) 381-8114
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                             LAURALYN G. BENGEL
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5500
                           -----------------------









                              EXPLANATORY NOTE
                              ----------------

        Newell Rubbermaid Inc. hereby amends its Registration Statement on Form S-8 (File No. 333-105178) by filing this Post-Effective Amendment No. 1 to replace Item E and the first paragraph of Part II of the Registration Statement with the following:

                            GENERAL INSTRUCTIONS

   E.   REGISTRATION OF ADDITIONAL SECURITIES.

        The contents of the following Registration Statements filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference:

        (i) Registration Statement on Form S-8 (File No. 33-25196) filed on October 31, 1988 registering Common Stock issuable under the Plan;

        (ii) Amendment No. 1 to Form S-8 (File No. 33-25196) filed on November 18, 1988 registering the Preferred Stock Purchase Rights attached to the Common Stock;

        (iii) Registration Statement on Form S-8 (File No. 333-38621) filed on October 23, 1997 registering additional shares of Common Stock issuable under the Plan; and

        (iv) Registration Statement on Form S-8 (File No. 333-74925) filed on March 24, 1999 registering shares of Common Stock issuable under the Rubbermaid Retirement Plan (merged into this Plan on October 1, 2000).

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Registration Statements, including the Amendment No. 1 thereto, described in Section E above, which is incorporated herein by reference.










                                      2







                                 SIGNATURES


        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on the 15th day of May, 2003.

                                      NEWELL RUBBERMAID INC.
                                      (Registrant)


                                      By:  /s/ Dale L. Matschullat
                                           -------------------------------
                                      Dale L. Matschullat
                                      Vice President-General Counsel


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                    DATE
          ---------                          -----                    ----

   /s/ Joseph Galli, Jr.*            President, Chief Executive
   -------------------------------   Officer (Principal Executive
   Joseph Galli, Jr.                 Officer) and Director


   /s/ J. Patrick Robinson*          Vice President - Corporate
   -------------------------------   Controller and Chief Accounting
   J. Patrick Robinson               Officer (Principal Accounting
                                     Officer)

   /s/ William T. Alldredge*         President - Corporate
   ------------------------------    Development and Chief Financial
   William T. Alldredge              Officer) (Principal Financial
                                     Officer)

   /s/ Thomas E. Clarke*             Director
   -------------------------------
   Thomas E. Clarke

   /s/ Scott S. Cowen*               Director
   -------------------------------
   Scott S. Cowen









           SIGNATURE                         TITLE                    DATE
           ---------                         -----                    ----

   /s/ Alton F. Doody*               Director
   -------------------------------
   Alton F. Doody

   /s/ William D. Marohn*            Director
   -------------------------------
   William D. Marohn

   /s/ Elizabeth Cuthbert Millett*   Director
   -------------------------------
   Elizabeth Cuthbert Millett

   /s/ Cynthia A. Montgomery*        Director
   -------------------------------
   Cynthia A. Montgomery

   /s/ Allan P. Newell*              Director
   -------------------------------
   Allan P. Newell

   /s/ William P. Sovey*             Chairman of the Board
   -------------------------------   and Director
   William P. Sovey

   /s/ Gordon R. Sullivan*           Director
   -------------------------------
   Gordon R. Sullivan

   /s/ Raymond G. Viault*            Director
   -------------------------------
   Raymond G. Viault


   *By: /s/ Dale L. Matschullat                               May 15, 2003
        --------------------------
        Dale L. Matschullat
        Attorney-in fact and
        Agent for Service
























        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Illinois, on May 15, 2003.

                                      NEWELL RUBBERMAID INC.
                                        401(k) SAVINGS PLAN


                                      By:  /s/ Thomas J. Nohl*
                                           -------------------
                                           Thomas J. Nohl
                                           Benefit Plans Committee



   *By: /s/ Dale L. Matschullat
        --------------------------------
        Dale L. Matschullat
        Attorney-in fact and
        Agent for Service